UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

EnerSys

(Exact name of registrant as specified in its charter)

Delaware	001-32253	23-3058564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania	19605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 208-1991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 11, 2024, EnerSys (the “Company”) issued $300 million in aggregate principal amount of its 6.625% Senior Notes due 2032 (the “Notes”). The Notes were issued pursuant to an indenture among the Company, its subsidiaries named as guarantors therein and MUFG Union Bank, N.A. as trustee, dated as of April 23, 2015 (the “Base Indenture”), as supplemented by that certain fifth supplemental indenture among the Company, the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as successor in interest to MUFG Union Bank, N.A., as trustee (the “Trustee”), dated as of January 11, 2024 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company intends to use the net proceeds from the offering to repay and retire a portion of its outstanding borrowings under the initial term loans and the A-2 and the A-3 senior secured term loans portion of its existing credit facility. The Company intends to use the remaining net proceeds for general corporate purposes, including to repay a portion of the outstanding borrowings under the revolving portion of its existing credit facility (without a reduction in commitment). The exact allocation of such proceeds and the timing thereof is at the discretion of the Company’s management.

The Notes bear interest at a rate of 6.625% per annum accruing from January 11, 2024. Interest is payable semiannually in arrears on January 15 and July 15 of each year, commencing on July 15, 2024. The Notes will mature on January 15, 2032. The Notes are unsecured and unsubordinated obligations of the Company. The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by the Company’s subsidiaries the guarantee its existing credit facility (the “Guarantors”). The Notes and the Guarantees are the Company’s and the Guarantors’ respective senior unsecured obligations.

At any time prior to January 15, 2027, the Company may redeem the Notes, in whole or in part, at a “make-whole” redemption price, as described in the Indenture, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. On or after January 15 of the relevant year, the Company may redeem the Notes, in whole or in part, as follows (as expressed as percentages of the principal amount of the Notes being redeemed): 2027 at a redemption price of 103.313%; 2028 at a redemption price of 101.656%; and 2029 and thereafter at a redemption price of 100.000%, in each case, together with accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable redemption date. In addition, prior to January 15, 2027, the Company may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of certain equity offerings at the redemption price of 106.625% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. If a change of control triggering event occurs, the Company will be required to offer to repurchase the Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture includes certain covenants, including limitations on the Company’s and its subsidiaries’ ability to, subject to exceptions, incur liens securing indebtedness, merge, consolidate or sell all or substantially all assets or enter into certain sale and leaseback transactions, as well as customary events of default.

A copy of the Base Indenture is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K, and a copy of the Fifth Supplemental Indenture is attached hereto as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The Notes were offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the Guarantees have not been, and will not be, registered under the Securities Act or any applicable state or foreign securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation or an Off-Balance Sheet Arrangement of the Registrant

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01	Other Events

On January 11, 2024, the Company issued a press release announcing that it closed the offering of the Notes. A copy of the press release announcing the closing of the offering is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of April 23, 2015, among EnerSys, the Guarantors party thereto and MUFG Union Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to EnerSys’ Current Report on Form 8-K filed on April 23, 2015).

4.2	Fifth Supplemental Indenture, dated as of January 11, 2024, among EnerSys, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as successor in interest to MUFG Union Bank, N.A., as Trustee.

4.3	Form of 6.625% Senior Notes due 2032 (included in Exhibit 4.2 hereto).

99.1	Press release, dated January 11, 2024, of EnerSys.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys
(Registrant)

Date: January 11, 2024	By:	/s/ Andrea J. Funk
Andrea J. Funk
Chief Financial Officer